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                                  EXHIBIT 99.1


                AMEDIA RAISES $5.25 MILLION IN PRIVATE PLACEMENT

         ALSO SECURES EQUITY LINE OF CREDIT FOR AN ADDITIONAL $6 MILLION


Holmdel, New Jersey - August 9, 2004 - Amedia Networks (OTC BB: AANI, Berlin Stock Exchange: TEJ), a design and development company of Ethernet broadband solutions for the communications industry, today announced that it has received gross proceeds of $5.25 million through the private placement of its Preferred Stock to institutional and individual investors.

The proceeds will be used to expand the Company's research and development efforts, broaden its sales channels and increase its working capital. Amedia continues to develop its QoStream(TM) Ethernet based product portfolio, which was first unveiled at SUPERCOMM this past June. At the tradeshow, Amedia successfully hosted a live demonstration of its Fiber-to-the-Premises (FTTP) Switched Optical Network (ESON) Solution, demonstrating the various capabilities of the system by provisioning and controlling high bandwidth, guaranteed symmetrical services to the premises.

Amedia also secured an Equity Line of Credit from an institutional investor for an additional $6 million. The Company can draw from the Equity Line of Credit from time to time during the 24-month period following the effectiveness of the registration statement discussed below, subject to certain conditions. The equity line allows the sale by Amedia of up to $6 million of Common Stock (but never more than $500,000 in any 30-day period) at 98% of the then current market price, but in no event at less than $2.00 per share.

"We were very pleased with the positive response from both our new and existing investors throughout this offering," stated Frank Galuppo, Chief Executive Officer. "This financing represents an important milestone for Amedia, greatly improving our competitive position both in the US and internationally. We will build on our capabilities to offer guaranteed service levels, operational efficiencies, and provisioning flexibility that differentiate our Ultra-broadband QoStream(TM) Ethernet based products in today's market," added Mr. Galuppo.

The Convertible Preferred Stock issued to the investors is the newly created Series A Convertible Preferred Stock. The Series A shares are convertible into shares of Amedia's common stock at an initial conversion rate of $0.75 per share, subject to adjustment in the event of certain capital adjustments or similar transactions. The Series A stock has a dividend at the rate of 7% per annum which is payable bi-annually or on conversion and may be paid, at Amedia's option, either in cash or through the issuance of Amedia's common stock. Unless converted earlier, the Series A shares will automatically convert on the fifth anniversary of issuance (subject to certain limitations which might defer the automatic conversion of some shares to a later date) into shares of Amedia's common stock at the effective conversion price. As part of this transaction, the investors also received five-year warrants to purchase up to a total of 3.5 million shares of Amedia's common stock at a per share exercise price of $1.50 and up to a total of 3.5 million shares of the Company's common stock at a per share exercise price of $2.50.

Amedia has undertaken to file within 60 days a registration statement covering the common stock underlying the Series A shares and the related warrants and the Common Stock that may be issued pursuant to the equity line financing.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States unless registered under the Securities Act or an applicable exemption from registration is available. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.


ABOUT AMEDIA NETWORKS


Amedia Networks is engaged in the design, development, and implementation of Ethernet solutions to the Fiber-to-the-Premises (FTTP) broadband access market. The Company's solutions are designed to provide secure, high performance, scalable and reliable customer premises, access aggregator, and central office products enabling high-speed Internet access, video applications, and Voice over Internet Protocol (VoIP) services to end customers in a cost effective manner. For more information about Amedia Networks visit WWW.AMEDIANETWORKS.COM or contact Bill Zakowski at BILLZ@AMEDIANETWORKS.COM

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DISCLAIMER: ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY
BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD LOOKING STATEMENTS" THAT ARE MADE PURSUANT TO THE
SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2003, ITS QUARTERLY REPORTS ON FORM-10-Q, AND OTHER DOCUMENTS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THE COMPANY IS UNDER NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD LOOKING STATEMENT IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE IN THE FUTURE.